                 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Current Report on Form 8-K/A of Foundation Health Systems, Inc. of our report dated February 16, 1994, except Note 17 as to which the date is March 18, 1994, with respect to the consolidated financial statements of Intergroup Healthcare Corporation for the year ended December 31, 1993, appearing in the Annual Report on Form 10-K/A (Amendment No. 3) of Foundation Health Corporation for the year ended June 30, 1996.

We also consent to the incorporation by reference in:

     (1) Registration Statement on Form S-8 (No. 33-74780) relating to Health Systems International, Inc. Amended and Restated 1989 Stock Option Plan, Health Systems International, Inc. Amended and Restated 1991 Stock Option Plan, Health Systems International, Inc. Amended and Restated Non-Employee Director Stock Option Plan, Health Systems International, Inc. Employee Stock Purchase Plan, and,

     (2) Registration Statement on Form S-8 (No. 333-24621) relating to Foundation Health Corporation Employee Stock Purchase Plan, Foundation Health Corporation Profit Sharing and 401(K) Plan (Amended and restated effective January 1, 1994), 1990 Stock Option Plan of Foundation Health Corporation, 1992 Nonstatutory Stock Option Plan of Foundation Health Corporation, 1989 Stock Plan of Business Insurance Corporation, Managed Health Network, Inc. Incentive Stock Option Plan, Managed Health Network, Inc. Amended and Restated 1991 Stock Option Plan, 1993 Nonstatutory Stock Option Plan of Foundation Health Corporation (Amended and restated effective September 7, 1995), of our report dated February 16, 1994, except Note 17 as to which the date is March 18, 1994, with respect to the consolidated financial statements of Intergroup Healthcare Corporation for the year ended December 31, 1993, appearing in the Annual Report on Form 10-K/A (Amendment No. 3) of Foundation Health Corporation for the year ended June 30, 1996 which report is incorporated by reference in the Current Report on Form 8-K/A of Foundation Health Systems, Inc.

Ernst & Young LLP


Tucson, Arizona
May 7, 1997